Exhibit 21

TETRA Technologies, Inc.

List of Subsidiaries or Other Related Entities

Damp Rid, Inc.

TETRA F.S.C. Limited(1)

TETRA Micronutrients, Inc.

SeaJay Industries, Inc.

TETRA Agricultural Products de Mexico, S.A. de C.V.(2)

TETRA International Incorporated

TETRA de Mexico, S.A. de C.V.(6)

TETRA Technologies de Venezuela, S.A.

TETRA Technologies do Brasil, Ltda. (7)

TETRA Technologies (U.K.) Limited

TETRA Technologies de Mexico, S.A. de C.V. (6)

TETRA Technologies Nigeria Limited

TETRA Technologies Australia Pty Ltd

TETRA Thermal, Inc.

TPS Holding Company, LLC

TETRA Process Services, L.C.

TETRA Applied Holding Company

TETRA Applied LP, LLC

TETRA Applied GP, LLC

TETRA Applied Technologies, LP(3)

T-Production Testing LLC

Maritech Resources, Inc.

TETRA Production Testing GP, LLC

TETRA Production Testing Services, L.P.(4)

TETRA Investment Holding Co., Inc.

TETRA Real Estate, LLC

TETRA Real Estate, L.P.(5)

TETRA Financial Services, Inc.

TETRA (U.K.) Limited

(1) TETRA Technologies, Inc. owns 33-1/3%; TETRA International Incorporated owns 33-1/3% and Damp Rid, Inc. owns 33-1/3%.

(2) TETRA Micronutrients, Inc. owns 99.99% and TETRA Technologies, Inc. owns .01%.

(3) TETRA Applied LP, LLC owns 99.9% and TETRA Applied GP, LLC owns .1%.

(4) TETRA Applied Technologies, L.P. owns 99.9% and TETRA Production Testing GP, LLC owns .1%

(5) TETRA Investment Holding Co., Inc. owns 99.9% and TETRA Real Estate, LLC owns .1%

(6) TETRA Technologies, Inc. owns .002% and TETRA International Incorporated owns 99.998%

(7) TETRA International Incorporated owns 99.9% and TETRA Technologies Inc. owns .01%